UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earlier event reported) February 10, 2006
FRESENIUS MEDICAL CARE AG & Co. KGaA
(Exact name of registrant as specified in its charter)

Germany		N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Else-Kröner Str. 1, 61352 Bad Hamburg, Germany

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  011-49-6172-609-0

(Former name of former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Writing communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events — Transformation of Legal Form of Fresenius Medical Care AG
     Fresenius Medical Care AG has completed a transformation of its legal form under German law. Upon registration of the transformation of legal form in the commercial register of the local court in Hof an der Saale, which occurred on February 10, 2006, the legal form of Fresenius Medical Care AG was changed from a stock corporation (aktiengesellschaft) to a partnership limited by shares (kommaditgesellschaft auf aktien) with the name Fresenius Medical Care AG & Co. KGaA (“FMC-AG & Co. KGaA”), and it continues to exist in this new legal form. As used in this report, the “Company” refers to both Fresenius Medical Care AG prior to the transformation of legal form and FMC-AG & Co. KGaA after the transformation. The general partner of the Company is Fresenius Medical Care Management AG (“Management AG”), a wholly-owned subsidiary of Fresenius AG.
     The Company did not, in connection with the transformation, transfer any assets to another entity, merge into or with or consolidate any other entity or acquire the shares of any other entity. Under German law, the Company is the same legal entity with a different form of organization. The Company continues to hold the assets held by Fresenius Medical Care AG, and legal relationships between Fresenius Medical Care AG and third parties continue as legal relationships between such third parties and FMC-AG & Co. KGaA. Upon effectiveness of the transformation of legal form, the share capital of Fresenius Medical Care AG became the share capital of FMC-AG & Co. KGaA, and persons who were shareholders of Fresenius Medical Care AG became shareholders of the Company in its new legal form. Shareholders in FMC-AG & Co. KGaA will participate in all economic respects, including profits and capital, to the same extent and with the same number of shares in FMC-AG & Co. KGaA as they did in Fresenius Medical Care AG prior to the transformation.
     Prior to the effectiveness of the transformation, the Company offered holders of its non-voting preference shares the opportunity to convert their shares into ordinary shares at a conversion ratio of one preference shares plus a conversion premium of €9.75 per ordinary share. As a result of the conversion offer, former holders of preference shares who elected to convert their shares received an equal number of ordinary shares of FMC-AG & Co. KGaA. Preference shareholders who elected not to convert their shares into ordinary share hold the same number of non-voting preference shares in FMC-AG & Co. KGaA as they held in Fresenius Medical Care AG prior to the transformation. Ordinary shareholders hold the same number of voting ordinary shares in FMC-AG & Co. KGaA as they held in Fresenius Medical Care AG prior to the transformation.
     The conversion offers expired on February 3, 2006, and the conversion and the transformation were registered with the commercial register of the local court of Hof an der Saale on February 10, 2006. As previously reported by Fresenius Medical Care AG a total of 26,629,422 preference shares (including 2,099,847 preference shares represented by ADSs) were tendered and accepted for conversion into ordinary shares pursuant to the Conversion Offer.
     The issuance of the FMC-AG & Co. KGaA ordinary shares to U.S. resident holders of Fresenius Medical Care AG preference share holders in the conversion offer was registered under the Securities Act of 1933 (the “Securities Act”) pursuant to a registration statement on Form F-4 (File No. 333-128899) (the “F-4 Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2005 and declared effective on January 4, 2006. The issuance of the American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts “ADSs”) representing the ordinary shares (“Ordinary ADSs”) and preference shares (“Preference ADSs”) of FMC-AG & Co. KGaA was registered under the Securities Act pursuant registration statements on Form F-6 (File Nos. 333-130519 and 333-130493, respectively) filed with the SEC on December 20, 2005 and declared effective on January3, 2006. The F-4 Registration Statement contains additional information about the conversion and the transformation.
     Ordinary ADSs and Preference ADSs of Fresenius Medical Care AG were listed on the New York Stock Exchange and the Fresenius Medical Care AG ADSs were registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). FMC-AG & Co. KGaA Ordinary ADSs and Preference ADSs have been authorized for listing on the New York Stock Exchange and will trade under the ticker symbols ““FMS” and FMS_p”, respectively. For technical purposes only, FMC-AG & Co. KGaA’s ordinary shares and preference shares have been authorized for listing on the New York Stock Exchange in connection with the listing of its Ordinary ADSs and its Preference ADSs but not for trading. Pursuant to Rule 12-g3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), Ordinary ADSs and Preference ADSs representing the right to receive the ordinary shares and the Class B ordinary shares are registered under Section 12(b) of the Exchange Act. This Form 8-K/12B is being filed to report the completion of the conversion and the transformation and to generate an Exchange Act file number for FMC-AG & Co. KGaA.
     A description of the ordinary shares, preference shares, Ordinary ADSs and Preference ADSs is set forth below.
DESCRIPTION OF THE SHARES OF THE COMPANY
     The following description of the capital shares of FMC-AG & Co. KGaA describes the material terms of our bearer ordinary shares and our bearer non-voting preference shares, but does not purport to be complete and is qualified in its entirety by reference to the form of articles of association of FMC-AG & Co. KGaA filed with the SEC. For information with respect to the deposit agreements pursuant to which our shares will be held on behalf of U.S. shareholders who choose to hold such shares in the form of American Depositary Receipts, see “Description of American Depositary Receipts.”
Authorized Capital
     By resolution of the general meeting of shareholders of Fresenius Medical Care AG on May 23, 2001 and May 24, 2005, our management board was authorized, with the approval of the supervisory board, to increase under certain conditions our share capital through the issue of preference shares. Such authorizations are effective until May 22, 2006 and May 23, 2010, respectively. Such authorizations were revoked at our extraordinary general meeting on August 30, 2005 as they were no longer appropriate due to the proposed conversion of our preference shares into ordinary shares.
     Furthermore, by resolution of our extraordinary general meeting of shareholders on August 30, 2005, the general partner (the management board prior to the registration of the transformation), was authorized, with the approval of our supervisory board, to increase, on one or more occasions, our share capital until August 29, 2010 by a maximum amount of €35,000,000 through issue of new ordinary shares against cash contributions, our Authorized Capital I. The general partner is also entitled, subject to the approval of our supervisory board, to decide on the exclusion of statutory pre-emption rights of the shareholders. However, such an exclusion of pre-emption rights will only be permissible for fractional amounts. The newly issued shares may be taken up by certain credit institutions determined by the general partner if such credit institutions are obliged to offer the shares to the shareholders (indirect pre-emption rights). The general partner is also entitled, subject to the approval of our supervisory board, to determine further details of the increases of the capital out of our Authorized Capital I.
     In addition, by resolution of our extraordinary general meeting of shareholders on August 30, 2005, the general partner (the management board prior to the registration of the transformation), was authorized, with the approval of our supervisory board, to increase, on one or more occasions, the share capital of our Company until August 29, 2010 by a maximum amount of €25,000,000 through the issue of new ordinary shares against cash contributions or contributions in kind, our Authorized Capital II. The general partner is also entitled, subject to the approval of our supervisory board, to decide on an exclusion of statutory pre-emption rights of the shareholders. However, such exclusion of pre-emption rights will be permissible only if, (i) in case of a capital increase against cash contributions, the nominal value of the issues shares does not exceed 10% of the nominal share value of FMC-AG & Co. KGaA’s share capital and the issue price for the new shares is at the time of its determination by the general partner not significantly lower than the stock exchange price of the existing listed shares of the same type and with the same rights or, (ii) in case of a capital increase against contributions in kind, the purpose of such increase is to acquire an enterprise, parts of an enterprise or an interest in an enterprise. The general partner is also entitled, subject to the approval of our supervisory board, to determine further details of the increases of the capital out of our Authorized Capital II.
Conditional Capital
     Through our employee participation programs, consisting of employee stock option programs and an international employee participation scheme, we have issued convertible bonds and stock option/ subscription rights

(Bezugsrechte) to employees and the members of the management board of Fresenius Medical Care AG and employees and members of management of affiliated companies that entitle these persons to receive preference shares. With the implementation of the conversion, these programs were adjusted to the effect that the conversion rights and subscription rights refer to ordinary shares.
     By resolution of our extraordinary general meeting of shareholders of August 30, 2005, our share capital was contingently increased through the issue of new non-voting preference shares and new ordinary shares. The conditional capital increases will be made only to the extent that (i) convertible bonds for no par value shares are issued pursuant to the stock option program approved by the general shareholders’ meeting of September 24, 1996 and insofar as the holders of such convertible bonds exercise their conversion rights, (ii) stock options are granted pursuant to the stock option program approved by the general shareholders’ meetings of June 10, 1998 and of May 30, 2000 and insofar as the owners of such stock options exercise their subscription rights, and/or (iii) convertible bonds for no par value shares are issued pursuant to the international participation scheme for employees approved by the general shareholders’ meeting of May 23, 2001 and insofar as the holders of such convertible bonds exercise their conversion rights. The new non-voting preference shares and the new ordinary shares will participate in the profits as from the beginning of the fiscal year in which they are created as a result of exercise of the conversion rights (in the case of shares issued upon conversion of convertible bonds) or as from the beginning of the fiscal year in which they are issued (in the case of shares issued upon exercise of stock options). The total amount of our conditional capital is €14,938,933.76, representing the issue of up to 2,986,203 new preference shares and 2,849,318 new ordinary shares.
General Information Regarding Our Share Capital
     As of February 10, 2006, our share capital consists of €250,271,178.24, divided into 96,629,422 ordinary shares without par value (Stückaktien) and 1,132,757 non-voting preference shares without par value (Stückaktien). Our share capital has been fully paid in. The relative rights and privileges of our ordinary shares and our preference shares did not change as a result of the conversion and transformation.
     All shares of FMC-AG & Co. KGaA shares are in bearer form. Our shares are deposited as share certificates in global form (Sammelurkunden) with Clearstream Banking AG, Frankfurt am Main. Shareholders are not entitled to have their shareholdings issued in certificated form. All shares of FMC-AG & Co. KGaA are freely transferable, subject to any applicable restrictions imposed by the United States Securities Act of 1933, as amended, or other applicable laws.
General provisions on Increasing the Capital of Stock Corporations and Partnerships Limited by Shares
     Under the German Stock Corporation Act, the capital of a stock corporation or of a partnership limited by shares may be increased by a resolution of the general meeting, passed with a majority of three quarters of the capital represented at the vote, unless the Articles of Association of the stock corporation or the partnership limited by shares provide for a different majority.
     In addition, the general meeting of a stock corporation or a partnership limited by shares may create authorized capital. The resolution creating authorized capital requires the affirmative vote of a majority of three quarters of the capital represented at the vote and may authorize the management board to issue shares up to a stated amount for a period of up to five years. The nominal value of the authorized capital may not exceed half of the capital at the time of the authorization.
     In addition, the general meeting of a stock corporation or of a partnership limited by shares may create conditional capital for the purpose of issuing (i) shares to holders of convertible bonds or other securities which grant a right to shares, (ii) shares as consideration in the case of a merger with another company, or (iii) shares offered to management or employees. In each case, the authorizing resolution requires the affirmative vote of a majority of three quarters of the capital represented at the vote. The nominal value of the conditional capital may not exceed half or, in the case of conditional capital created for the purpose of issuing shares to management and employees 10%, of the company’s capital at the time of the resolution.

     In a partnership limited by shares all resolutions increasing the capital of the partnership limited by shares also require the consent of the general partner for their effectiveness.
Voting Rights
     Each ordinary share entitles the holder thereof to one vote at general meetings of shareholders of FMC-AG & Co. KGaA. Resolutions are passed at an ordinary general or an extraordinary general meeting of our shareholders by a majority of the votes cast, unless a higher vote is required by law or our articles of association (such as the provisions in the FMC-AG & Co. KGaA articles of association relating to the election of our supervisory board). By statute, Fresenius AG as shareholder of the general partner is not entitled to vote its ordinary shares in the election or removal of members of the supervisory board, the ratification of the acts of the general partners and members of the supervisory board, the appointment of special auditors, the assertion of compensation claims against members of the executive bodies arising out of the management of the Company, the waiver of compensation claims and the appointment of auditors. In the case of resolutions regarding such matters Fresenius AG’s voting rights may also not be exercised by any other person.
     Our preference shares do not have any voting rights, except as described in this paragraph. If we do not pay the minimum annual dividend payable on the preference shares for any year in the following year, and we do not pay both the dividend arrearage and the dividend payable on the preference shares for such following year in full in the next following year, then the preference shares shall have the same voting rights as the ordinary shares (one vote for each share held or for each three ADSs held) until all preference share dividend arrearages are fully paid up. In addition, holders of preference shares are entitled to vote on most matters affecting their preferential rights, such as changes in the rate of the preferential dividend. Any such vote requires the affirmative vote of 75% of the votes cast in a meeting of holders of preference shares.
Dividend Rights
     The general partner will prepare and submit the annual financial statements for each fiscal year to our supervisory board and will propose any dividends for approval at the annual general meeting of shareholders. Usually, shareholders vote on a recommendation made by management (i.e., the general partner) and the supervisory board as to the amount of dividends to be paid. Any dividends are paid once a year, generally, immediately following our annual general meeting.
     Under German law, dividends may only be paid from our balance sheet profits as determined by our unconsolidated annual financial statements (Bilanzgewinn) as approved by our annual general meeting of shareholders and the general partner. Unlike our consolidated annual financial statements, which are prepared on the basis of accounting principles generally accepted in the United States of America (U.S. GAAP), the unconsolidated annual financial statements referred to above are prepared on the basis of the accounting principles of the German Commercial Code (HGB). Since our ordinary shares and our preference shares that are entitled to dividend payments are held in a clearing system, the dividends will be paid in accordance with the rules of the individual clearing system. We will publish notice of the dividends paid and the appointment of the paying agent or agents for this purpose in the electronic version of the German Federal Gazette (elektronischer Bundesanzeiger). If dividends are declared, preference shareholders will receive €0.06 per share more than the dividend payable on our ordinary shares, but not less than €0.12 per share. Under German law, we must pay the annual dividend for our preference shares prior to paying any dividends on the ordinary shares. If the profit shown on the balance sheet in one or more fiscal years is not adequate to permit distribution of a dividend of €0.12 per preference share, the shortfall without interest must be made good out of the profit on the balance sheet in the following fiscal year or years after distribution of the minimum dividend on the preference shares for that year or years and prior to the distribution of a dividend on the ordinary shares. The right to this payment is an integral part of the profit share of the fiscal year from which the shortfall in the preference share dividend is made good. The preferential dividend rights of our preference shares will not change as a result of the transformation of legal form.
     In the case of holders of ADRs, the depositary will receive all dividends and distributions on all deposited securities and will, as promptly as practicable, distribute the dividends and distributions to the holders of ADRs entitled to the dividend. See “Description of American Depositary Receipts — Share Dividends and Other Distributions.”

Liquidation Rights
     Our company may be dissolved by a resolution of our general shareholders’ meeting passed with a majority of three quarters of our share capital represented at such general meeting and the approval of the general partner. In accordance with the German Stock Corporation Act (Aktiengesetz), in such a case, any liquidation proceeds remaining after paying all of our liabilities will be distributed among our shareholders in proportion to the total number of shares held by each shareholder. Our preference shares are not entitled to a preference in liquidation. Liquidation rights did not change as a result of the transformation of legal form.
Pre-emption Rights
     Under the German Stock Corporation Act (Aktiengesetz), each shareholder in a stock corporation or partnership limited by shares has a preferential right to subscribe for any issue by that company of shares, debt instruments convertible into shares, e.g. convertible bonds or option bonds, and participating debt instruments, e.g. profit participation rights or participating certificates, in proportion to the number of shares held by that shareholder in the existing share capital of the company. Such pre-emption rights are freely assignable. These rights may also be traded on German stock exchanges within a specified period of time prior to the expiration of the subscription period. Our general shareholders’ meeting may exclude pre-emption rights by passing a resolution with a majority of at least three quarters of our share capital represented at the general meeting at which the resolution to exclude the pre-emption rights is passed. In addition, an exclusion of pre-emption rights requires a report by the general partner justifying the exclusion by explaining why the interest of FMC-AG & Co. KGaA in excluding the pre-emption rights outweighs our shareholders’ interests in receiving such rights. However, such justification is not required for any issue of new shares if:
•	we increase our share capital against contributions in cash;

•	the amount of the capital increase does not exceed 10% of our existing share capital; and

•	the issue price of the new shares is not significantly lower than the price for the shares quoted on a stock exchange.
Exclusion of Minority Shareholders
     Under the provisions of Sections 327a et seq. of the German Stock Corporation Act concerning squeeze-outs, a shareholder who owns 95% of the issued share capital (a “principal shareholder”) may request that the annual shareholders’ meeting of a stock corporation or a partnership limited by shares resolve to transfer the shares of the other minority shareholders to the principal shareholder in return for adequate cash compensation. In a partnership limited by shares, the consent of the general partner(s) is not necessary for the effectiveness of the resolution. The amount of cash compensation to be paid to the minority shareholders must take account of the issuer’s financial condition at the time the resolution is passed. The full value of the issuer, which is normally calculated using the capitalization of earnings method (Ertragswertmethode), is decisive for determining the compensation amount.
     In addition to the provisions for squeeze-outs of minority shareholders, Sections 319 et seq. of the German Stock Corporation Act provides for the integration of stock corporations. In contrast to the squeeze-out of minority shareholders, integration is only possible when the future principal company is a stock corporation with a stated domicile in Germany. A partnership limited by shares can not be integrated into another company.
General Meeting
     Our annual general meeting must be held within the first eight months of each fiscal year at the location of FMC-AG & Co. KGaA’s registered office, or in a German city where a stock exchange is situated or at the location of a registered office of a domestic affiliated company. To attend the general meeting and exercise voting rights after the registration of the transformation, shareholders must register for the general meeting and prove ownership of shares. The relevant reporting date is the beginning of the 21st day prior to the general meeting.

Amendments to the Articles of Association
     An amendment to our articles of association requires both a voting majority of 75% of the shares entitled to vote represented at the general meeting and the approval of the general partner.
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS
General
     JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, is the depositary for our ordinary shares and preference shares. Each American Depositary Share (ADS) represents an ownership interest in one-third of one ordinary share or one-third of one preference share. We deposit the underlying shares with a custodian, as agent of the depositary, under the deposit agreements among ourselves, the depositary and all of the ADS holders of the applicable class. Each ADS also represents any securities, cash or other property deposited with the depositary but not distributed by it directly to ADS holders. The ADSs are evidenced by securities called American depositary receipts or ADRs. An ADR may be issued in either book-entry or certificated form by the depositary but, under our deposit agreements with JPMorgan Chase Bank N.A., will be issued only in book-entry form unless a holder specifically requests certificated ADRs. If an ADR is issued in book-entry form, owners will receive periodic statements from the depositary showing their ownership interest in ADSs.
     The depositary’s office is located at 4 New York Plaza, New York, NY 10004, U.S.A.
     An investor may hold ADSs either directly or indirectly through a broker or other financial institution. Investors who hold ADSs directly, by having an ADS registered in their names on the books of the depositary, are ADR holders. This description assumes an investor holds ADSs directly. Investors who hold ADSs through their brokers or financial institution nominees must rely on the procedures of their brokers or financial institutions to assert the rights of an ADR holder described in this section. Investors should consult with their brokers or financial institutions to find out what those procedures are.
     Because the depositary’s nominee will actually be the registered owner of the shares, investors must rely on it to exercise the rights of a shareholder on their behalf. The obligations of the depositary and its agents are set out in the deposit agreement. The deposit agreement and the ADSs are governed by New York law.
     The deposit agreements establishing the ADR facilities for the ordinary shares and preference shares of Fresenius Medical Care AG provide that, upon the transformation, the ordinary shares and preference shares of FMC-AG & Co. KGaA into which our ordinary shares and preference shares held by the depositary were transformed continue to be treated as “deposited securities” under the respective deposit agreements. As a result, upon registration of the transformation, ADSs representing the right to receive ordinary shares and preference shares of Fresenius Medical Care AG now represent ADSs representing the right to ordinary and preference shares of FMC-AG & Co. KGaA, and ADRs evidencing ADSs of Fresenius Medical Care AG now evidence FMC-AG & Co. KGaA ADSs.
     Upon completion of the transformation and the conversion, 191,673 preference ADSs, representing 63,891 preference shares, remained outstanding. Accordingly, while the preference ADSs remain listed on the New York Stock Exchange, we expect that the trading market for the preference ADSs will by highly illiquid. In addition, the New York Stock Exchange has advised us that if the number of publicly held preference ADSs falls below 100,000, that preference ADSs are likely to be delisted.
     The following is a summary of the material terms of the deposit agreements. Because it is a summary, it does not contain all the information that may be important to investors. Except as specifically noted, the description covers both ordinary ADSs and preference ADSs. For more complete information, investors should read the entire applicable deposit agreements and the form of ADR of the relevant class which contains the terms of the ADS. Investors may obtain a copy of the deposit agreements at the SEC’s Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549.

Share Dividends and Other Distributions
     We may make different types of distributions with respect to our ordinary shares and our preference shares. The depositary has agreed to pay to investors the cash dividends or other distributions it or the custodian receives on the shares or other deposited securities, after deducting its expenses. Investors will receive these distributions in proportion to the number of underlying shares of the applicable class their ADSs represent.
     Except as stated below, to the extent the depositary is legally permitted it will deliver distributions to ADR holders in proportion to their interests in the following manner:
•	Cash. The depositary shall convert cash distributions from foreign currency to U.S. dollars if this is permissible and can be done on a reasonable basis. The depositary will endeavor to distribute cash in a practicable manner, and may deduct any taxes or other governmental charges required to be withheld, any expenses of converting foreign currency and transferring funds to the United States, and certain other expenses and adjustments. In addition, before making a distribution the depositary will deduct any taxes withheld. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, investors may lose some or all of the value of the distribution.

•	Shares. If we make a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing the distributed shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADR holders otherwise entitled to receive fractional ADSs.

•	Rights to receive additional shares. In the case of a distribution of pre-emption rights to subscribe for ordinary shares or preference shares, or other subscription rights, if we provide satisfactory evidence that the depositary may lawfully distribute the rights, the depositary may arrange for ADR holders to instruct the depositary as to the exercise of the rights. However, if we do not furnish the required evidence or if the depositary determines it is not practical to distribute the rights, the depositary may:
•	sell the rights if practicable and distribute the net proceeds as cash, or

•	allow the rights to lapse, in which case ADR holders will receive nothing.
     We have no obligation to file a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) in order to make any rights available to ADR holders.
•	Other Distributions. If we make a distribution of securities or property other than those described above, the depositary may either:
•	distribute the securities or property in any manner it deems fair and equitable;

•	after consultation with us if practicable, sell the securities or property and distribute any net proceeds in the same way it distributes cash; or

•	hold the distributed property in which case the ADSs will also represent the distributed property.
     Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents (fractional cents will be withheld without liability for interest and handled in accordance with the depositary’s then current practices).
     The depositary may choose any practical method of distribution for any specific ADR holder, including the distribution of foreign currency, securities or property, or it may retain the items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities.

     The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.
     There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, or that any of these transactions can be completed within a specified time period.
Deposit, Withdrawal and Cancellation
     The depositary will issue ADSs if an investor or his broker deposits ordinary shares or preference shares or evidence of rights to receive ordinary shares or preference shares with the custodian. Shares deposited with the custodian must be accompanied by certain documents, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.
     The custodian will hold all deposited shares for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have the rights that are contained in the deposit agreements. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any additional items are referred to as “deposited securities.”
     Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs of the applicable class in the name of the person entitled to them. The ADR or ADRs will evidence the number of ADSs to which the person making the deposit is entitled.
     All ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s book-entry direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in the holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued. Certificated ADRs will be delivered at the depositary’s principal New York office or any other location that it may designate as its transfer office. If ADRs are in book-entry form, a statement setting forth the holder’s ownership interest will be mailed to holders by the depositary.
     When an investor surrenders ADSs at the depositary’s office, the depositary will, upon payment of certain applicable fees, charges and taxes, and upon receipt of proper instructions, deliver the whole number of ordinary shares or preference shares represented by the ADSs turned in to the account the investor directs within Clearstream Banking AG, the central German clearing firm.
     The depositary may restrict the withdrawal of deposited securities only in connection with:
•	temporary delays caused by closing our transfer books or those of the depositary, or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends,

•	the payment of fees, taxes and similar charges, or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs.
     This right of withdrawal may not be limited by any other provision of the applicable deposit agreement.
Voting Rights
     Only the depositary’s nominee is able to exercise voting rights with respect to deposited shares. Upon receipt of a request from the depositary for voting instructions, a holder of ADSs may instruct the depositary how to exercise the voting rights for the shares which underlie the holder’s ADSs. After receiving voting materials from us, the depositary will notify the ADR holders of any general shareholders’ meeting or solicitation of consents or proxies. The notice from the depositary will (a) contain such information as is contained in such notice and any solicitation materials, (b) state that each holder on the record date set by the depositary for notice and voting will be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the whole number of deposited shares underlying such holder’s ADRs and (c) specify how and the date by which such instructions may be given. For instructions to be valid, the depositary must receive them on or before the date specified in the depositary’s request for instructions. The depositary’s notice will also include an express indication that, if no specific voting instruction is received prior to the date set by the depositary for receipt of such instructions, then the holders shall in each case be deemed to have instructed the depositary to give a proxy to a designated bank, which will act as a proxy bank in accordance with Sections 128 and 135 of the German Stock Corporation Act (Aktiengesetz), to vote in accordance with its recommendation with regard to voting of the deposited shares pursuant to Section 128(2) of the German Stock Corporation Act (the “Recommendation”) as to any matter concerning which our notice to the depositary indicates that a vote is to be taken by holders of shares. The notice will also contain the proxy bank’s Recommendation. However, no such deemed instruction shall be deemed given and no discretionary proxy shall be given with respect to any matter as to which we inform the depositary or (in the case of (y) or (z) below) the depositary reasonably believes that (x) we do not wish such proxy given, (y) substantial opposition exists or (z) the matter materially affects the rights of holders of shares. In addition, if the proxy bank fails or declines to supply the Recommendation to the depositary at least thirty (30) calendar days prior to any meeting of holders of deposited shares with respect to which we have notified the depositary, the depositary’s notice shall not contain the Recommendation or the indication concerning the proxy to be given to the proxy bank and, if no specific voting instructions are received by the depositary from a holder with respect to the deposited shares, the depositary will not cast any vote at such meeting with respect to such deposited shares.
     The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as instructed. The depositary will only vote or attempt to vote as holders instruct or are deemed to instruct, as described in the preceding paragraph. The depositary will not itself exercise any voting discretion. Neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.
     Our preference shares are non-voting, except in a limited number of circumstances. In those circumstances in which preference shares are entitled to vote, the procedures and limitations described above will apply in connection with the depositary’s request for voting instructions from holders of ADSs resenting preference shares.
     There is no guarantee that holders will receive voting materials in time to instruct the depositary to vote and it is possible that holders, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Fees and Expenses
     ADR holders will be charged a fee for each issuance of ADSs, including issuances resulting from distributions of shares, rights and other property, and for each surrender of ADSs in exchange for deposited securities. The fee in each case is $5.00 for each 100 ADSs (or any portion thereof) issued or surrendered.
     The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADRs), whichever is applicable:
•	to the extent not prohibited by the rules of any stock exchange or interdealer quotation system upon which the ADSs are traded, a fee of $1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

•	a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the deposit agreement;

•	a fee of $0.02 per ADS (or portion thereof) per year for services performed, by the depositary in administering our ADR program (which fee shall be assessed against holders of ADRs as of the record date set by the depositary not more than once each calendar year and shall be payable in the manner described in the next succeeding provision);

•	any other charge payable by any of the depositary, any of the depositary’s agents, including, without limitation, the custodian, or the agents of the depositary’s agents in connection with the servicing of our shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges incurred at your request;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•	expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars; and

•	such fees and expenses as are incurred by the depositary (including without limitation expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation.
     We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The fees described above may be amended from time to time.
Payment of Taxes
     ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.
     By holding an ADR or an interest therein, holders will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

DESCRIPTION OF THE POOLING ARRANGEMENTS
     Prior to the transformation of legal form, Fresenius Medical Care AG, Fresenius AG and the independent directors (as defined in the pooling agreements referred to below) of Fresenius Medical Care AG were parties to two pooling agreements for the benefit of the holders of our ordinary shares and the holders of our preference shares (other than Fresenius AG and its affiliates). Upon consummation of the conversion and the transformation, we entered into pooling arrangements that we believe provide similar benefits for the holders of the ordinary shares and preference shares of FMC-AG & Co. KGaA. The following is a summary of the material provisions of the pooling arrangements which we have entered into with Fresenius AG and our independent directors.
General
     The pooling arrangements have been entered into for the benefit of all persons who, from time to time, beneficially own our ordinary shares, including owners of ADSs evidencing our ordinary shares, other than Fresenius AG and its affiliates or their agents and representatives, and persons from time to time beneficially owning our preference shares, including (if the preference ADSs are eligible for listing on the New York Stock Exchange), ADSs evidencing our preference shares, other than Fresenius AG and its affiliates or their agents and representatives. Beneficial ownership is determined in accordance with the beneficial ownership rules of the SEC.
Independent Directors
     Under the pooling arrangements, no less than one-third of the supervisory board of Management AG, the general partner of FMC-AG & Co. KGaA, must be independent directors, and there must be at least two independent directors. Independent directors are persons without a substantial business or professional relationship with us, Fresenius AG, or any affiliate of either, other than as a member of the supervisory board of FMC-AG & Co. KGaA or as a member of the supervisory board of Management AG. If an independent director resigns, is removed, or is otherwise unable or unwilling to serve in that capacity, a new person will be appointed to serve as an independent director in accordance with the provisions of our articles of association, the articles of association of the general partner, and the pooling arrangements, if as a result of the resignation or removal the number of independent directors falls below the required minimum.
Extraordinary Transactions
     Under the pooling arrangements, we and our affiliates on the one hand, and Management AG and Fresenius AG and their affiliates on the other hand, must comply with all provisions of German law regarding: any merger, consolidation, sale of all or substantially all assets, recapitalization, other business combination, liquidation or other similar action not in the ordinary course of our business, any issuance of shares of our voting capital stock representing more than 10% of our total voting capital stock outstanding on a fully diluted basis, and any amendment to our articles of association which adversely affects any holder of ordinary shares or preference shares, as applicable.
Interested Transactions
     We and Management AG and Fresenius AG have agreed that while the pooling arrangements are in effect, a majority of the independent directors must approve any transaction or contract, or any series of related transactions or contracts, between Fresenius AG or any of its affiliates, on the one hand, and us or our controlled affiliates, on the other hand, which involves aggregate payments in any year in excess of €5 million for each individual transaction or contract, or a related series of transactions or contracts. However, approval is not required if the transaction or contract, or series of related transactions or contracts, has been described in a business plan or budget that a majority of independent directors has previously approved. In any year in which the aggregate amount of transactions that require approval, or that would have required approval in that year but for the fact that such payment or other consideration did not exceed €5 million, has exceeded €25 million, a majority of the independent directors must approve all further interested transactions involving more than €2.5 million. However, approval is not required if the transaction or contract, or series of related transactions or contracts, has been described in a business plan or budget that a majority of independent directors has previously approved.

Listing of American Depositary Shares; SEC Filings
     During the term of the pooling agreement, Fresenius AG has agreed to use its best efforts to exercise its rights as the direct or indirect holder of the general partner interest in FMC-AG & Co. KGaA to cause us to, and we have agreed to:
•	maintain the effectiveness of (i) the deposit agreement for the ordinary shares, or a similar agreement, and to assure that the ADSs evidencing the ordinary shares are listed on either the New York Stock Exchange or the Nasdaq Stock Market and (ii) while the preference ADSs are eligible for listing on the New York Stock Exchange or the Nasdaq Stock Market, the deposit agreement for the preference shares, or a similar agreement, and to assure that, if eligible for such listing, the ADSs evidencing the preference shares are listed on either the New York Stock Exchange or the Nasdaq Stock Market;

•	file all reports, required by the New York Stock Exchange or the Nasdaq Stock Market, as applicable, the Securities Act, the Securities Exchange Act of 1934, as amended, and all other applicable laws;

•	prepare all financial statements required for any filing in accordance with generally accepted accounting principles of the U.S. (“U.S. GAAP”);

•	on an annual basis, prepare audited consolidated financial statements including, without limitation, a balance sheet, a statement of income and retained earnings, and a statement of changes in financial position, and all appropriate notes, all in accordance U.S. GAAP, and, on a quarterly basis, prepare and furnish consolidated financial statements prepared in accordance with U.S. GAAP;

•	furnish materials with the SEC with respect to annual and special shareholder meetings under cover of Form 6-K and make the materials available to the depositary for distribution to holders of ordinary share ADSs and, if we maintain a preference share ADS facility, to holders of preference share ADSs at any time that holders of preference shares are entitled to voting rights; and

•	make available to the depositary for distribution to holders of ADSs representing our ordinary shares and, if we maintain a preference share ADS facility, ADSs representing our preference shares on an annual basis, a copy of any report prepared by the supervisory board or the supervisory board of the general partner and provided to our shareholders generally pursuant to Section 314(2) of the German Stock Corporation Act, or any successor provision. These reports concern the results of the supervisory board’s examination of the managing board’s report on our relation with affiliated enterprises.
Term
The pooling arrangements will terminate if:
•	Fresenius AG or its affiliates acquire all our voting capital stock;

•	Fresenius AG’s beneficial ownership of our outstanding share capital is reduced to less than 25%;

•	Fresenius AG or an affiliate of Fresenius AG ceases to own the general partner interest in FMC-AG & Co. KGaA; or

•	we no longer meet the minimum threshold for obligatory registration of the ordinary shares or ADSs representing our ordinary shares and the preference shares or ADSs representing our preference shares, as applicable, under Section 12(g)(1) of the Securities Exchange Act of 1934, as amended, and Rule 12g-1 thereunder.

Amendment
     Fresenius AG and a majority of the independent directors may amend the pooling arrangements, provided, that beneficial owners of 75% of the ordinary shares held by shareholders other than Fresenius AG and its affiliates at a general meeting of shareholders and 75% of the preference shares at a general meeting of preference shareholders, as applicable, approve such amendment.
Enforcement; Governing Law
     The pooling arrangements are governed by New York law and may be enforced in the state and federal courts of New York. The Company and Fresenius AG have confirmed their intention to abide by the terms of the pooling arrangements as described above.
Directors and Officers Insurance
     Subject to any mandatory restrictions imposed by German law, Fresenius Medical Care AG has obtained and FMC-AG & Co. KGaA will continue to maintain directors and officers insurance in respect of all liabilities arising from or relating to the service of the members of the supervisory board and our officers. We believe that our acquisition of that insurance is in accordance with customary and usual policies followed by public corporations in the U.S.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2006
FRESENIUS MEDICAL CARE MANAGEMENT AG,
as general partner of Fresenius Medical Care AG & Co. KGaA, a partnership limited by shares created upon the
transformation of legal form of Fresenius Medical Care AG

	By:	/s/ Laurence Rosen
Lawrence Rosen
Member of the Management Board